EXHIBIT 10.3

__________

EXECUTIVE SERVICES AGREEMENT

Between:

GENEMAX CORP.

And:

PATRICK A. McGOWAN

GeneMax Corp.
Suite 400, 1681 Chestnut Street, Vancouver, British Columbia, Canada, V6J 4M6

__________

EXECUTIVE SERVICES AGREEMENT

                       THIS EXECUTIVE SERVICES AGREEMENT is made and dated for reference effective as at July 1, 2006, as fully executed on this 17th day of November, 2006.

BETWEEN:

GENEMAX CORP., a company incorporated under the laws of
the State of Nevada, U.S.A., and having an executive office and an address for notice and delivery located at Suite 400, 1681 Chestnut
Street, Vancouver, British Columbia, Canada, V6J 4M6

(the "Company");

OF THE FIRST PART

AND:

PATRICK A. McGOWAN, businessperson, having an address
for notice and delivery located at c/o #1 - 8765 Ash Street,
Vancouver, British Columbia, Canada, V6P 6T3

(the "Executive");

OF THE SECOND PART

(the Company and the Executive being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties"
as the context so requires).

                       WHEREAS:

A.                    The Company is a reporting company incorporated under the laws of the State of Nevada, U.S.A., and has its common shares listed for trading on the NASDAQ Over-The-Counter Bulletin Board;

B.                    The Executive has experience in and specializes in providing reporting and non-reporting companies with valuable management and operational services;

C.                    The Company is involved in the principal business of developing innovative therapeutics to treat serious disorders, primarily for cancer and infectious diseases (collectively, the "Business"); and, as a consequence thereof, the Company is hereby desirous of retaining the Executive as the Secretary and Chief Financial Officer of the Company, and the Executive is hereby desirous of accepting such positions, in order to provide such related services to the Company (collectively, the "General Services");

D.                    Since the introduction of the Parties hereto the Parties hereby acknowledge and agree that there have been various discussions, negotiations, understandings and agreements between them relating to the terms and conditions of the General Services and, correspondingly, that it is their intention by the terms and conditions of this agreement (the "Agreement") to hereby replace, in their entirety, all such prior discussions, negotiations, understandings and agreements with respect to the General Services; and

E.                    The Parties hereto have agreed to enter into this Agreement which replaces, in its entirety, all such prior discussions, negotiations, understandings and agreements, and, furthermore, which necessarily clarifies their respective duties and obligations with respect to the within General Services to be provided hereunder, all in accordance with the terms and conditions of this Agreement;

                       NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

Article 1
DEFINITIONS AND INTERPRETATION

1.1                 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)         "Agreement" means this Executive Services Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, together with any Schedules attached hereto;

(b)         "Arbitration Act" means the International Commercial Arbitration Act (British Columbia) and pursuant to the rules and procedures of the British Columbia International Arbitration Centre, as amended from time to time, as set forth in Article "9" hereinbelow;

(c)         "Benefits" has the meaning ascribed to it in section "4.9" hereinbelow;

(d)         "Board of Directors" means the Board of Directors of the Company as duly constituted from time to time;

(e)         "Bonus" has the meaning ascribed to it in section "4.4" hereinbelow;

(f)         "Business" has the meaning ascribed to it in recital "C." hereinabove.

(g)         "business day" means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia, Canada;

(h)         "Company" means GeneMax Corp., a company incorporated under the laws of the State of Nevada, U.S.A., or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(i)         "Company's Non-Renewal Notice" has the meaning ascribed to in section "3.2" hereinbelow;

(j)         "Effective Date" has the meaning ascribed to in section "3.1" hereinbelow;

(k)         "Effective Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5", "3.6" and "5.3" hereinbelow;

(l)         "Exchange Act", "Form S-8 Registration Statement", "SEC", "Registration Statement" and "Securities Act" have the meanings ascribed to them in section "4.8" hereinbelow;

(m)         "Executive" means Patrick A. McGowan;

(n)         "Expenses" has the meaning ascribed to it in section "4.5" hereinbelow;

(o)         "Fee" has the meaning ascribed to it in section "4.1" hereinbelow;

(p)         "Initial Term" has the meaning ascribed to it in section "3.1" hereinbelow;

(q)         "General Services" has the meaning ascribed to it in section "2.1" hereinbelow;

(r)         "Indemnified Party" has the meaning ascribed to it in section "7.1" hereinbelow;

(s)         "Notice of Termination Date" has the meaning ascribed to it in each of sections "3.3", "3.4", "3.5" and "5.3" hereinbelow;

(t)         "Option" has the meaning ascribed to it in section "4.7" hereinbelow;

(u)        "Option Plan" has the meaning ascribed to it in section "4.7" hereinbelow;

(v)         "Option Share" has the meaning ascribed to it in section "4.7" hereinbelow;

(w)         "OTCBB" means the NASDAQ Over-The-Counter Bulletin Board;

(x)         "Parties" or "Party" means, individually and collectively, the Company, and/or the Executive hereto, as the context so requires, together with each of their respective successors and permitted assigns as the context so requires;

(y)         "Property" has the meaning ascribed to it in section "5.4" hereinbelow;

(z)         "Regulatory Approval" means the acceptance for filing, if required, of the transactions contemplated by this Agreement by the Regulatory Authorities;

(aa)       "Regulatory Authorities" and "Regulatory Authority" means, either singularly or collectively as the context so requires, such regulatory agencies who have jurisdiction over the affairs of either of the Company and/or the Executive and including, without limitation, and where applicable, the United States Securities and Exchange Commission, the NASDAQ, the OTCBB and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated by this Agreement;

(ab)       "subsidiary" means any company or companies of which more than 50% of the outstanding shares carrying votes at all times (provided that the ownership of such shares confers the right at all times to elect at least a majority of the directors of such company or companies) are for the time being owned by or held for that company and/or any other company in like relation to that company and includes any company in like relation to the subsidiary; and

(ac)       "Vacation" has the meaning ascribed to it in section "4.6" hereinbelow.

1.2                 Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)         the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)         any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)         words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
GENERAL SERVICES AND DUTIES OF THE EXECUTIVE

2.1                 General Services. During the Initial Term and during the continuance of this Agreement the Company hereby agrees to retain the Executive as the Secretary and Chief Financial Officer of the Company, and the Executive hereby agrees to be subject to the direction and supervision of, and to have the authority as is delegated to the Executive by, the Board of Directors consistent with such positions, and the Executive also agrees to accept such positions in order to provide such related services as the Board of Directors shall, from time to time, reasonably assign to the Executive and as may be necessary for the ongoing maintenance and development of the Company's various Business interests during the Initial Term and during the continuance of this Agreement (collectively, the "General Services"); it being expressly acknowledged and agreed by the Parties hereto that the Executive shall initially commit and provide to the Company the General Services on a reasonably part-time basis during the Initial Term and during the continuance of this Agreement for which the Company, as more particularly set forth hereinbelow, hereby agrees to pay and provide to the order and direction of the Executive each of the proposed compensation amounts as set forth in Articles "4" hereinbelow.

                       In this regard it is hereby acknowledged and agreed that the Executive shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the Chairman of the Board of Directors of the Company, or upon the advice or instructions of such other director or officer of the Company as the Chairman of the Board of Directors of the Company shall, from time to time, designate in times of the Chairman's absence, in order to initiate, coordinate and implement the General Services as contemplated herein subject, at all times, to the final direction and supervision of the Board of Directors.

2.2                 Additional duties respecting the General Services. Without in any manner limiting the generality of the General Services to be provided as set forth in section "2.1" hereinabove, it is hereby also acknowledged and agreed that Executive will, during the Initial Term and during the continuance of this Agreement, devote a reasonable portion of the Executive's consulting time to the General Services of the Executive as may be determined and required by the Board of Directors of the Company for the performance of said General Services faithfully, diligently, to the best of the Executive's abilities and in the best interests of the Company and, furthermore, that the Executive's employment time will be prioritized at all times for the Company in that regard.

2.3                 Adherence to rules and policies of the Company. The Executive hereby acknowledges and agrees to abide by the reasonable rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the same as such rules, regulations, instructions, personnel practices and policies may be reasonably applied to the Secretary and Chief Financial Officer of the Company.

Article 3
INITIAL TERM, RENEWAL AND TERMINATION

3.1                 Effectiveness and Initial Term of the Agreement. The initial term of this Agreement (the "Initial Term") is for a period of one year commencing on July 1, 2006 (the "Effective Date"), however, is subject, at all times, to the Company's prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement.

3.2                 Renewal by the Company after the Initial Term. Subject at all times to sections "3.3", "3.4", "3.5" and "5.3" hereinbelow, this Agreement shall renew automatically if not specifically terminated in accordance with the following provisions. The Company agrees to notify the Executive in writing at least 90 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Company's Non-Renewal Notice"). Should the Company fail to provide a Company's Non-Renewal Notice this Agreement shall automatically renew on a three-month to three-month term renewal basis after the Initial Term until otherwise specifically renewed in writing by each of the Parties hereto for the next three-month term of renewal or, otherwise, terminated upon delivery by the Company of a corresponding and follow-up 90 calendar day Company's Non-Renewal Notice in connection with and within 90 calendar days prior to the end of any such three-month term renewal period. Any such renewal on a three-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the Parties in advance.

3.3                 Termination without cause by the Executive. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Executive at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Executive's delivery to the Company of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Executive's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company's ongoing obligation to provide and to pay to the Executive all of the amounts otherwise payable to the Executive under Article "4" hereinbelow will continue only until the Effective Termination Date.

3.4                 Termination without cause by the Company. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon the Company's delivery to the Executive of prior written notice of its intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Executive's ongoing obligation to provide the General Services will immediately cease upon the date of the Notice of Termination, however, the Company shall continue to be obligated to provide and to pay to the Executive all of the amounts otherwise payable to the Executive under Article "4" hereinbelow until the end of the entire Initial Term under this Agreement; such ongoing compensation representing the Executive's clear and unequivocal severance for the early termination by the Company without cause of this Agreement prior to the completion of the Initial Term.

3.5                 Termination for cause by any Party. Notwithstanding any other provision of this Agreement, this Agreement may be terminated by any Party hereto at any time upon written notice to the other Party of such Party's intention to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein), and damages sought, if:

(a)         the other Party fails to cure a material breach of any provision of this Agreement within 21 calendar days from its receipt of written notice from said Party (unless such material breach cannot be reasonably cured within said 21 calendar days and the other Party is actively pursuing to cure said material breach);

(b)         the other Party is willfully non-compliant in the performance of its respective duties under this Agreement within 21 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 21 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

(c)         the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(d)         the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 21 calendar days.

                       In any such event the Executive's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Executive all of the amounts otherwise payable to the Executive under Article "4" hereinbelow until the Effective Termination Date.

3.6                 Disability or death and Advance. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time by any Party within 21 calendar days after the death or disability of the Executive, as a without fault termination (the resulting effective date of any such termination being herein also the "Effective Termination Date"). For the purposes of this Agreement the term "disability" shall mean the Executive shall have been unable to provide the General Services contemplated under this Agreement for a period of 90 calendar days, whether or not consecutive, during any 360 calendar day period, due to a physical or mental disability. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician whose determination as to disability shall be binding on all Parties. In the event that the Executive's employment is terminated by death or because of disability pursuant to this Agreement, the Company shall pay to the estate of the Executive or to the Executive, as the case may be, all amounts to which the Executive would otherwise be entitled under Article "4" hereinbelow until the Effective Termination Date.

3.7                 Effect of Termination. Terms of this Agreement relating to accounting, payments, confidentiality, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Parties hereto or for the protection of the Business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard. In addition, and without limiting the foregoing, each of sections "3.3", "3.4", "3.5", "3.6" and "5.3" hereinabove shall survive the termination of this Agreement.

Article 4
COMPENSATION OF THE EXECUTIVE

4.1                 Fee. It is hereby acknowledged and agreed that the Executive shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated from the Effective Date of this Agreement to the termination of the same by way of the payment by the Company to the Executive, or to the further order or direction of the Executive as the Executive may determine, in the Executive's sole and absolute discretion, and advise the Company of prior to such payment, of the gross monthly fee of Cdn. $3,000.00 (the "Fee"). All such Fees will be due and payable by the Company to the Executive, or to the further order or direction of the Executive as the Executive may determine, in the Executive's sole and absolute discretion, and advise the Company of prior to any such Fee payment, bi-monthly and on or about the fifteenth and thirtieth day of each month of the then monthly period of service during the continuance of this Agreement.

4.2                 Payment of Fee and status as a non-taxable consultant. It is hereby also acknowledged and agreed that the Executive will be classified as a non-taxable consultant of the Company for all purposes, such that all compensation which is provided by the Company to the Executive under this Agreement, or otherwise, will be calculated on the foregoing and gross Fee basis and otherwise for which no statutory taxes will first be deducted by the Company.

4.3                 Increase in the Fee. It is hereby acknowledged that the proposed Fee payments under this Agreement were negotiated as between the Parties hereto in the context of the stage of development of the Company existing as at the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that the Fee shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the Fee shall be increased on an annual basis by the greater of (i) 10% and (ii) the percentage which is the average percentage of all increases to management salaries and fees within the Company during the previous 12-month period. Any dispute respecting either the effectiveness or magnitude of the final Fee hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.4                 Bonus payments. It is hereby also acknowledged that the Board of Directors shall, in good faith, consider the payment of reasonable industry standard annual bonuses (each being a "Bonus") based upon the performance of the Company and upon the achievement by the Executive and/or the Company of reasonable management objectives to be reasonably established by the Board of Directors (after reviewing proposals with respect thereto defined by the Executive in the Executive's capacity as the Secretary and Chief Financial Officer of the Company, and delivered to the Board of Directors by the Executive at least 30 calendar days before the beginning of the relevant year of the Company (or within 90 calendar days following the commencement of the Company's first calendar year commencing on the Effective Date)). These management objectives shall consist of both financial and subjective goals and shall be specified in writing by the Board of Directors, and a copy shall be given to the Executive prior to the commencement of the applicable year. The payment of any such Bonus shall be payable no later than within 120 calendar days of the ensuing year after any calendar year commencing on the Effective Date. Any dispute respecting either the effectiveness or the magnitude of any Bonus hereunder shall be determined by arbitration in accordance with Article "8" hereinbelow.

4.5                 Reimbursement of Expenses. It is hereby acknowledged and agreed that the Executive shall also be reimbursed for all pre-approved, direct and reasonable expenses actually and properly incurred by the Executive for the benefit of the Company (collectively, the "Expenses"); and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Company to the order, direction and account of the Executive as the Executive may designate in writing, from time to time, in the Executive's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Executive to the Company of written substantiation on account of each such reimbursable Expense.

4.6                 Paid Vacation. It is hereby also acknowledged and agreed that, during the continuance of this Agreement, the Executive shall be entitled to four weeks paid vacation (collectively, the "Vacation") during each and every year during the continuance of this Agreement. In this regard it is further understood hereby that the Executive's entitlement to any such paid Vacation during any year (including the initial year) during the continuance of this Agreement will be subject, at all times, to the Executive's entitlement to only a pro rata portion of any such paid Vacation time during any year (including the initial year) and to the effective date upon which this Agreement is terminated prior to the end of any such year for any reason whatsoever.

4.7                 Options. Subject to the following and the provisions of section "4.8" hereinbelow, and as soon as reasonably practicable after the Effective Date hereof, it is hereby acknowledged and agreed that the Executive will be granted, or will have already been granted, subject to the rules and policies of the Regulatory Authorities and applicable securities legislation, the terms and conditions of the Company's existing stock option plan (the "Option Plan") and the final determination of the Board of Directors, acting reasonably, an incentive stock option or options (each being an "Option") for the collective purchase of up to an aggregate of not less than 500,000 common shares of the Company (each an "Option Share"), at an exercise price of not more than U.S. $0.10 per Option Share and exercisable for a period of not less than five years from the date of grant; or such further number of Options to acquire an equivalent number of Option Shares of the Company as the Board of Directors may determine, in its sole and absolute discretion; and which Option or Options will be exercisable for such periods and at such exercise price or prices per Option Share as the Board of Directors may also determine, in its sole and absolute discretion, from time to time after the Effective Date hereof.

                       It is hereby acknowledged that the initial Options granted under this Agreement were negotiated as between the Parties hereto in the context of the stage of development of the Company existing as at the Effective Date of this Agreement. Correspondingly, it is hereby acknowledged and agreed that the number of Options granted by the Company to the Executive hereunder shall be reviewed and renegotiated at the request of either Party on a reasonably consistent basis during the continuance of this Agreement and, in the event that the Parties cannot agree, then the number of Options shall be increased on an annual basis by the percentage which is the average percentage of all increases to management stock options within the Company during the previous 12-month period; and in each case on similar and reasonable exercise terms and conditions. Any dispute respecting either the effectiveness or magnitude of the final number and terms hereunder shall be determined by arbitration in accordance with Article "9" hereinbelow.

4.8                 Options subject to the following provisions. In this regard, and subject also to the following, it is hereby acknowledged and agreed that the exercise of any such Options shall be subject, at all times, to such vesting and resale provisions as may then be contained in the Company's Option Plan and as may be finally determined by the Board of Directors, acting reasonably. Notwithstanding the foregoing, however, it is hereby also acknowledged and agreed that, in the event that this Agreement is terminated in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" and "5.3" herein, such portion of the within and remaining Options which shall have then not been exercised on the determined Effective Termination Date shall, notwithstanding the remaining exercise period of the Option(s), then be exercisable by the Executive for a period of 90 calendar days following such Effective Termination Date or otherwise. In this regard, and in accordance with the terms and conditions of each final form of Option agreement, the Parties hereby also acknowledge and agree that:

(a)         Registration of Option Shares under the Options: the Company shall file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form S-8 (the "Form S-8 Registration Statement") within 60 calendar days after the Effective Date hereof covering the issuance of all Option Shares of the Company underlying the then issued Options, and such Form S-8 Registration Statement shall comply with all requirements of the United States Securities Act of 1933, as amended (the "Securities Act"). In this regard the Company shall use its best efforts to ensure that the Form S-8 Registration Statement remains effective as long as such Options are outstanding, and the Executive fully understands and acknowledges that these Option Shares will be issued in reliance upon the exemption afforded under the Form S-8 Registration Statement which is available only if the Executive acquires such Option Shares for investment and not with a view to distribution. The Executive is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the United States Securities and Exchange Commission (the "SEC");

(b)         Section 16 compliance: the Company shall ensure that all grants of Options are made to ensure compliance with all applicable provisions of the exemption afforded under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the foregoing, the Company shall have an independent committee of the Board of Directors of the Company approve each grant of Options to the Executive and, if required, by the applicable Regulatory Authorities and the shareholders of the Company. The Company shall file, on behalf of the Executive, all reports required to filed with the SEC pursuant to the requirements of Section 16(a) under the Exchange Act and applicable rules and regulations;

(c)         Disposition of any Option Shares: the Executive further acknowledges and understands that, without in anyway limiting the acknowledgements and understandings as set forth hereinabove, the Executive agrees that the Executive shall in no event make any disposition of all or any portion of the Option Shares which the Executive may acquire hereunder unless and until:

(i)         there is then in effect a "Registration Statement" under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii)        (A) the Executive shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Executive shall have furnished the Company with an opinion of the Executive's own counsel to the effect that such disposition will not require registration of any such Option Shares under the Securities Act and (C) such opinion of the Executive's counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Executive of such concurrence; and

(d)         Payment for any Option Shares: it is hereby further acknowledged and agreed that, during the continuance of this Agreement, the Executive shall be entitled to exercise any Option granted hereunder and pay for the same by way of the prior agreement of the Executive, in the Executive's sole and absolute discretion, and with the prior knowledge of the Company, to settle any indebtedness which may be due and owing by the Company under this Agreement in payment for the exercise price of any Option Shares acquired thereunder. In this regard, and subject to further discussion as between the Company and the Executive, together with the prior approval of the Board of Directors of the Company and the establishment by the Company of a new Option Plan predicated upon the same, it is envisioned that, when the Company is in a position to afford the same, the Company may adopt certain additional "cashless exercise" provisions respecting the granting and exercise of incentive stock options during the continuance of this Agreement.

4.9                 Benefits. It is hereby acknowledged and agreed that, during the continuance of this Agreement, the Executive shall be entitled to participate fully in each of the Company's respective medical services plans and management and employee benefits program(s) (collectively, the "Benefits").

Article 5
ADDITIONAL OBLIGATIONS OF THE EXECUTIVE

5.1                 Reporting. At such time or times as may be required by the Board of Directors, acting reasonably, the Executive will provide the Board of Directors with such information concerning the results of the Executive's General Services and activities hereunder for the previous month as the Board of Directors may reasonably require.

5.2                 Opinions, reports and advice of the Executive. The Executive acknowledges and agrees that all written and oral opinions, reports, advice and materials provided by the Executive to the Company in connection with the Executive's engagement hereunder are intended solely for the Company's benefit and for the Company's uses only, and that any such written and oral opinions, reports, advice and information are the exclusive property of the Company. In this regard the Executive covenants and agrees that the Company may utilize any such opinion, report, advice and materials for any other purpose whatsoever and, furthermore, may reproduce, disseminate, quote from and refer to, in whole or in part, at any time and in any manner, any such opinion, report, advice and materials in the Company's sole and absolute discretion. The Executive further covenants and agrees that no public references to the Executive or disclosure of the Executive's role in respect of the Company may be made by the Executive without the prior written consent of the Board of Directors in each specific instance and, furthermore, that any such written opinions, reports, advice or materials shall, unless otherwise required by the Board of Directors, be provided by the Executive to the Company in a form and with such substance as would be acceptable for filing with and approval by any Regulatory Authority having jurisdiction over the affairs of the Company from time to time.

5.3                 Executive's business conduct. The Executive warrants that the Executive shall conduct the business and other activities in a manner which is lawful and reputable and which brings good repute to the Company, the Company's business interests and the Executive. In particular, and in this regard, the Executive specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company. In the event that the Board of Directors has a reasonable concern that the business as conducted by the Executive is being conducted in a way contrary to law or is reasonably likely to bring disrepute to the business interests or to the Company's or the Executive's reputation, the Company may require that the Executive make such alterations in the Executive's business conduct or structure, whether of management or Board representation or employee or sub-licensee representation, as the Board of Directors may reasonably require, in its sole and absolute discretion, failing which the Company, in its sole and absolute discretion, may terminate this Agreement upon prior written notice to the Executive to do so (the "Notice of Termination" herein) at least 30 calendar days prior to the effective date of any such termination (the end of such 30-day period from such Notice of Termination being the "Effective Termination Date" herein). In any such event the Executive's ongoing obligation to provide the General Services will continue only until the Effective Termination Date and the Company shall continue to pay to the Executive all of the amounts otherwise payable to the Executive under Article "4" hereinabove until the Effective Termination. In the event of any debate or dispute as to the reasonableness of the Board of Directors' request or requirements, the judgment of the Board of Directors shall be deemed correct until such time as the matter has been determined by arbitration in accordance with Article "9" hereinbelow.

5.4                 Right of ownership to the business and related Property. The Executive hereby acknowledges and agrees that any and all Company Business interests, together with any products or improvements derived therefrom and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. Correspondingly, neither this Agreement, nor the operation of the business contemplated by this Agreement, confers or shall be deemed to confer upon the Executive any interest whatsoever in and to any of the Property. In this regard the Executive hereby further covenants and agrees not to, during or after the Initial Term and the continuance of this Agreement, contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company's interests therein. The Executive acknowledges that, by reason of the unique nature of the Property interests, and by reason of the Executive's knowledge of and association with the Property interests during the Initial Term and during the continuance of this Agreement, the aforesaid covenant, both during the Initial Term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Company. As a final note, the Executive hereby further covenants and agrees to immediately notify the Company of any infringement of or challenge to the any of the Property interests as soon as the Executive becomes aware of the infringement or challenge.

                       In addition, and for even greater certainty, the Executive hereby assigns to the Company the entire right, title and interest throughout the world in and to all work performed, writings, formulas, designs, models, drawings, photographs, design inventions, and other inventions, made, conceived, or reduced to practice or authored by the Executive or the Executive's employees, either solely or jointly with others, during the performance of this Agreement, or which are made, conceived, or reduced to practice, or authored with the use of information or materials of the Company either received or used by the Executive during the performance of this Agreement or any extension or renewal thereof. The Executive shall promptly disclose to the Company all works, writings, formulas, designs, models, photographs, drawings, design inventions and other inventions made, conceived or reduced to practice, or authored by the Executive or the Executive's employees as set forth above. The Executive shall sign, execute and acknowledge, or cause to be signed, executed and acknowledged without cost to Company or its nominees, patent, trademark or copyright protection throughout the world upon all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions; title to which the Company acquires in accordance with the provisions of this section. The Executive has acquired or shall acquire from each of the Executive's employees, if any, the necessary rights to all such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions made by such employees within the scope of their employment by the Executive in performing the General Services under this Agreement. The Executive shall obtain the cooperation of each such employee to secure to the Company or its nominees the rights to such works, writings, formulas, designs, models, drawings, photographs, design inventions and other inventions as the Company may acquire in accordance with the provisions of this section. The work performed and the information produced under this Agreement are works made for hire as defined in 17 U.S.C. Section 101.

Article 6
ADDITIONAL OBLIGATIONS OF THE PARTIES

6.1                 No conflict, no competition and non-circumvention. During the continuance of this Agreement neither Party hereto shall engage in any business or activity which reasonably may detract from or conflict with that Party's respective duties and obligations to other Party as set forth in this Agreement without the prior written consent of the other Party hereto. In addition, during the continuance of this Agreement, and for a period of at least one year following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.3" hereunder, no Party shall engage in any business or activity whatsoever which reasonably may be determined by the other Party hereto, in its sole and absolute discretion, to compete with any portion of that Party's business interests as contemplated hereby without the prior written consent of that Party. Furthermore, each of the Parties hereby acknowledges and agrees, for a period of at least one year following the termination of this Agreement in accordance with either of sections "3.2", "3.3", "3.4", "3.5", "3.6" or "5.3" hereunder, not to initiate any contact or communication directly with either of the other Party or any of its respective subsidiaries, as the case may be, together with each of the other Party's respective directors, officers, representatives, agents or employees, without the prior written consent of the other Party hereto and, notwithstanding the generality of the foregoing, further acknowledges and agrees, even with the prior written consent of the other Party to such contact or communication, to limit such contact or communication to discussions outside the scope of any confidential information (as hereinafter determined). For the purposes of the foregoing the Parties hereby recognize and agree that a breach a Party of any of the covenants herein contained would result in irreparable harm and significant damage to the other Party that would not be adequately compensated for by monetary award. Accordingly, each of the Parties agrees that, in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, a Party will also be liable to the other Party hereto, as liquidated damages, for an amount equal to the amount received and earned by that Party as a result of and with respect to any such breach. The Parties hereby acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a Court of competent jurisdiction as being unreasonable, the Parties agree that said Court shall have authority to limit such restrictions, activities or periods as the Court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of their respective business interests and are reasonable and valid, and all defenses to the strict enforcement thereof by the Parties are hereby waived.

6.2                 Confidentiality. Each Party will not, except as authorized or required by its respective duties and obligations hereunder, reveal or divulge to any person, company or entity any information concerning the respective organization, business, finances, transactions or other affairs of the other Party hereto, or of any of the other Party's respective subsidiaries, which may come to the Party's knowledge during the continuance of this Agreement, and each Party will keep in complete secrecy all confidential information entrusted to the Party and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the other Party's respective business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

6.3                 Compliance with applicable laws. Each Party will comply with all U.S., Canadian and foreign laws, whether federal, provincial or state, applicable to its respective duties and obligations hereunder and, in addition, hereby represents and warrants that any information which the Party may provide to any person or company hereunder will, to the best of the Party's knowledge, information and belief, be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1                 Indemnification. The Parties hereto hereby each agree to indemnify and save harmless the other Party hereto and including, where applicable, their respective subsidiaries and affiliates and each of their respective directors, officers, Executives and agents (each such party being an "Indemnified Party") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind and including, without limitation, any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement.

7.2                 No indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a Court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3                 Claim of indemnification. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4                 Notice of claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against either of the Parties hereto, the Indemnified Party will give both Parties hereto prompt written notice of any such action of which the Indemnified Party has knowledge and the relevant Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Party affected and the relevant Party and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the relevant Party of such relevant Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the relevant Party of substantive rights or defenses.

7.5                 Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

7.6                 Legal proceedings. Notwithstanding that the relevant Party will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)         such counsel has been authorized by the relevant Party;

(b)         the relevant Party has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)         the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)         there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7                 Contribution. If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the relevant Party on the one hand and the Indemnified Party on the other, but also the relative fault of relevant Party and the Indemnified Party and other equitable considerations which may be relevant. Notwithstanding the foregoing, the relevant Party shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
FORCE MAJEURE

8.1                 Events. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

8.2                 Notice. A Party shall within three calendar days give notice to the other Party of each event of force majeure under section "8.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 9
ARBITRATION

9.1                 Matters for arbitration. Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a Party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings.

9.2                 Notice. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than five business days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such five business days the Party who gave such notice may proceed to refer the dispute to arbitration as provided for in section "9.3" hereinbelow.

9.3                 Appointments. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within five business days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairperson, the chairperson shall be appointed in accordance with the Arbitration Act. Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act. The chairperson, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place for the purpose of hearing the evidence and representations of the Parties, and the chairperson shall preside over the arbitration and determine all questions of procedure not provided for by the Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award.

9.4                 Award. The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 10
GENERAL PROVISIONS

10.1               Entire agreement. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

10.2               No assignment. This Agreement may not be assigned by any Party hereto except with the prior written consent of the other Parties.

10.3               Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified on the front page of this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Any Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

10.4               Time of the essence. Time will be of the essence of this Agreement.

10.5               Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties hereto and their respective heirs, executors, administrators and assigns.

10.6               Currency. Unless otherwise stipulated, all payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of the United States.

10.7               Further assurances. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

10.8               Representation and costs. It is hereby acknowledged by each of the Parties hereto that Lang Michener LLP, Lawyers - Patent & Trade Mark Agents, acts solely for the Company, and, correspondingly, that the Executive has been required by each of Lang Michener LLP and the Company to obtain independent legal advice with respect to its review and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that Lang Michener LLP, and certain or all of its principal owners or associates, from time to time, may have both an economic or shareholding interest in and to Company and/or a fiduciary duty to the same arising from either a directorship, officership or similar relationship arising out of the request of the Company for certain of such persons to act in a similar capacity while acting for the Company as counsel. Correspondingly, and even where, as a result of this Agreement, the consent of each Party hereto to the role and capacity of Lang Michener LLP, and its principal owners and associates, as the case may be, is deemed to have been received, where any conflict or perceived conflict may arise, or be seen to arise, as a result of any such capacity or representation, each Party hereto acknowledges and agrees to, once more, obtain independent legal advice in respect of any such conflict or perceived conflict and, consequent thereon, Lang Michener LLP, together with any such principal owners or associates, as the case may be, shall be at liberty at any time to resign any such position if it or any Party hereto is in any way affected or uncomfortable with any such capacity or representation. Each Party to this Agreement will also bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Lang Michener LLP, shall be at the cost of the Company.

10.9               Applicable law. The situs of this Agreement is Vancouver, British Columbia, Canada, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia, Canada, and the federal laws of Canada applicable thereto.

10.10             Severability and construction. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

10.11             Captions. The captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

10.12             Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

10.13             No partnership or agency. The Parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of the other Parties, nor create any fiduciary relationship between them for any purpose whatsoever.

10.14             Consents and waivers. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)         be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)         be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)         constitute a general waiver under this Agreement; or

(d)         eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

                       IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals as at the Effective Date as hereinabove determined.
The COMMON SEAL of GENEMAX CORP., the Company herein, was hereunto affixed in the presence of: "Denis Corin" Authorized Signatory	) ) ) ) ) ) ) )	(C/S)

SIGNED, SEALED and DELIVERED by
PATRICK A. McGOWAN,
the Executive herein, in the presence of:

"Theresa L. Grigg"
Witness Signature

#809-888 Pacific St.
Vancouver, BC V6Z 2S6
Witness Address

Theresa L. Grigg, Executive Assistant
Witness Name and Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) )	"Patrick A. McGowan" PATRICK A. McGOWAN

__________